Exhibit 10.5

SUBSCRIPTION AGREEMENT

Pegasus Digital Mobility Acquisition Corp.

71 Fort Street
George Town
Grand Cayman KY1-1106
Cayman Islands

Pegasus TopCo B.V.

Robert-Bosch-Str. 32-36,
72250 Freudenstadt

Germany

Gebr. Schmid GmbH
Robert-Bosch-Straße 32-36,

72250 Freudenstadt

Germany

Ladies and Gentlemen:

This subscription agreement (the "Subscription Agreement") is being entered into by and among Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company ("SPAC"), Pegasus TopCo B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), (which will be converted into a Dutch public limited liability company (naamloze vennootschap) and to be renamed SCHMID Group N.V. prior to closing of the Business Combination (as defined below)) ("TopCo"), and XJ Harbour HK Limited (the "Investor"), for ordinary shares in the share capital of TopCo ("Shares"), in connection with the business combination agreement, dated May 31, 2023 (as amended by that first amendment to the business combination agreement dated as of September 26, 2023, and as it may be further amended from time to time, the "Business Combination Agreement"), by and among SPAC, Gebr. Schmid GmbH, a German limited liability company (the "Company"), TopCo and Pegasus MergerSub Corp., a Cayman Islands exempted company and a direct wholly owned subsidiary of TopCo ("Merger Sub"), pursuant to which certain transactions will occur, and in connection therewith, TopCo will become the ultimate parent company of the Company and SPAC, the surviving entity in a merger with Merger Sub, and the securityholders of Pegasus and Schmid will become securityholders of TopCo (such transactions, including but not limited to the merger of SPAC and Merger Sub ("Merger"), the "Transaction" or the "Business Combination"). As soon as reasonably practicable following the consummation of the Transaction, the Shares will be listed on the New York Stock Exchange ("NYSE").

The Investor holds 24.1% of the equity interest in the registered capital of Schmid Technology (Guangdong) Co., Ltd. (迅得科技(广东)有限公司), a PRC company (“STG” and such equity interest, the “STG Shares”). In connection with the Transaction, SPAC, TopCo and the Investor are seeking to exchange the STG Shares into (i) Shares in a private placement and (ii) a cash component, each contingent upon, and concurrently with the closing of the Transaction, subject to the terms and conditions of this Subscription Agreement.

At the closing of the Transaction (and as more fully described in the Business Combination Agreement), each outstanding SPAC Class A ordinary share and SPAC Class B ordinary share, each with a par value of $0.0001 per share, will be converted into one right to receive a corresponding equity security issued by TopCo (a "Merger Claim") and each holder of a Merger Claim will contribute and assign this Merger Claim to TopCo as an in-kind payment for a corresponding number of fully paid up Shares (the "Share Exchange"), and each SPAC warrant that is outstanding immediately prior to the effective time of the Merger (the "Effective Time") will represent a warrant on the same contractual terms and conditions as were in effect with respect to such SPAC warrant immediately prior to the Effective Time under the terms of the Warrant Agreement, dated as of October 21, 2021, by and between SPAC and Continental Stock Transfer & Trust Company, as the warrant agent, as applicable, that is exercisable for an equivalent number of Shares (the "Warrant Exchange", and the Share Exchange and the Warrant Exchange together the "Exchange"), in each case, on the terms and subject to the conditions set forth in the Business Combination Agreement. Upon completion of the Business Combination, in accordance with the Business Combination Agreement, the shareholders of TopCo and TopCo shall effect the Exchange, and prior to the Exchange, a notarial deed will be executed by a Dutch notary in order to change the legal form of TopCo from a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) to a Dutch public limited liability company (naamloze vennootschap).

In connection therewith, and in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor, SPAC, TopCo and the Company hereby agrees as follows:

1.	Subscription AND transfer

(a)	The Investor hereby irrevocably agrees to subscribe for and purchase from TopCo, and TopCo hereby irrevocably agrees to issue and sell to the Investor, a total of 1,406,361 Shares (the "Subscribed Shares") at Closing on the terms and subject to the conditions provided for herein. The Investor and TopCo acknowledge and agree that, as a result of the Change of Legal Form, the Shares that will be purchased by the Investor and issued by TopCo pursuant hereto shall be ordinary shares in the share capital of a Dutch public limited liability company (naamloze vennootschap) (and not, for the avoidance of doubt, ordinary shares in a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid).

(b)	On the terms and subject to the conditions provided for herein, the Investor hereby agrees to sell, and TopCo hereby agrees to purchase, the STG Shares in three tranches as follows:

(i)	subject to and following the allotment of the Subscribed Shares to the Investor and settlement of the First Payment (as defined below) in accordance with Section 2(a)(i), upon Closing, the Investor will transfer its 8.0233% equity interest in STG to TopCo (the “First Transfer”);

(ii)	subject to and following the First Transfer having occurred and the settlement of the Second Payment (as defined below) in accordance with Section 2 (a)(ii), the Investor will transfer its 4.0117% equity interest in STG to TopCo (the “Second Transfer”);

(iii)	subject to and following the First Transfer and the Second Transfer having occurred and the settlement of the Third Payment (as defined below) in accordance with Section 2(a)(iii), the Investor will transfer all its remaining equity interest in STG to TopCo (the “Third Transfer”, together with the First Transfer and the Second Transfer, the "Transfers", and each a "Transfer"); and

(iv)	TopCo and the Investor shall bear in equal share the stamp duty payable as a result of each Transfer. The payment of such stamp duty, including submission of transfer documents for stamping and any other related reporting obligation shall be handled by the Investor.

2.	CASH Consideration

(a)	At the relevant times set forth below, TopCo shall pay by way of allotment of the Subscribed Shares and payment of the Total Cash Component (as defined below) to the Investor as follows:

(i)	at Closing, TopCo will, and the Company will procure TopCo to, pay to the Investor in immediately available funds by wire transfer the USD equivalent of EUR 10,000,000 (at the exchange rate of EUR 1 to USD 1.1864) (the "First Payment") (and allot the Subscribed Shares to the Investor as set out above);

(ii)	within 270 days from the Effective Time, TopCo will, and the Company will procure TopCo to, pay to the Investor in immediately available funds by wire transfer the USD equivalent of EUR 5,000,000 (at the exchange rate of EUR 1 to USD 1.1864) (the “Second Payment”); and

(iii)	within 455 days from the Effective Time, TopCo will, and the Company will procure TopCo to, pay to the Investor in immediately available funds by wire transfer (i) the USD equivalent of EUR 15,000,000 (at the exchange rate of EUR 1 to USD 1.1864), and (ii) an interest in respect thereof at an annual rate of 6%, accruing from the Effective Time to the date of payment (both inclusive) (the "Third Payment", together with the First Payment and the Second Payment, the "Total Cash Component").

(b)	Without prejudice to any other rights and remedies the Investor may have, if TopCo defaults in the payment of any part of the Total Cash Component (including the interest which forms part of the Third Payment) when due, TopCo’s liability shall be increased (in addition to any component of the Total Cash Component) to include interest on such past-due sum from the date when such payment is due until the date of actual payment (both inclusive, after as well as before judgment) at an annual rate of 10%, compounded annually; provided that the total interest payable on any such sum shall not exceed the amount permitted by applicable laws.

(c)	In addition, the Investor and the Company hereby agree to terminate the investment agreement dated June 18, 2021 between the Company, STG and the Investor and the joint venture agreement dated June 18, 2021 between the Company, STG and the Investor, in each case effective with and from the latest to occur of (i) the completion of the First Transfer (including the settlement of the First Payment in accordance with Section 2(a)(i)), (ii) the Closing (including the issuance and sale of the Subscribed Shares free and clear of all liens, encumbrances or other restrictions (other than those arising under applicable securities laws)) and (iii) the completion of the Transaction, subject to the terms of a termination agreement to be entered into between the Investor, STG and the Company.

3.	Closing

(a)	The closing of the issuance of the Subscribed Shares contemplated hereby (the "Closing") is contingent upon the concurrent consummation of the Merger and the satisfaction or waiver of the conditions set forth in Section 4 below. The Closing shall occur on the date of, and substantially concurrently with and conditioned upon the effectiveness of, the Merger. Subject to the satisfaction or waiver of the conditions set forth in Section 4 below (other than those conditions which by their nature are to be fulfilled at the Closing but subject to their fulfilment at the Closing), at the Closing: (i) the Investor shall (x) comply with its obligations with respect to the First Transfer as specified in Schedule 1 and (y) make available to TopCo, any other information that is reasonably requested in order for TopCo to issue the Subscribed Shares, including, without limitation, the legal name of the person in whose name such Subscribed Shares are to be issued and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable; (ii) TopCo shall (A) issue to the Investor (or its nominee) the Subscribed Shares and subsequently cause such Subscribed Shares to be registered in book entry form in the name of the Investor (or its nominee) on TopCo's share register, free and clear of all liens, encumbrances or other restrictions (other than those arising under applicable securities laws), (B) deliver evidence to the Investor of such issuance and registration on and as of the date of the Closing (the “Closing Date”) and (C) deliver evidence to the Investor of the completion of the Transaction; and (iii) TopCo and the Company shall comply with their obligations with respect to the First Transfer as specified in Schedule 1. For purposes of this Subscription Agreement, "business day" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York or Mainland China are authorized or required by law to close.

(b)	Upon the settlement of the Second Payment (and subject to the First Transfer having occurred) in accordance with the terms and conditions provided for herein, the Investor, TopCo and the Company shall comply with their respective obligations with respect to the Second Transfer as specified in Schedule 1.

(c)	Upon the settlement of the Third Payment (and subject to the First Transfer and the Second Transfer having occurred) in accordance with the terms and conditions provided for herein, the Investor, TopCo and the Company shall comply with their respective obligations with respect to the Third Transfer as specified in Schedule 1.

(d)	All documents delivered at Closing pursuant to this Section 3 and Schedule 1 shall be held by the recipient's legal counsel to the order of the person delivering the same until the delivery of all documents required to be delivered and the payment of all payments required to be made at Closing (or waiver of such delivery or payment by the person entitled to receive the relevant document).

4.	Closing Conditions

(a)	The obligation of the parties hereto to consummate the purchase and sale of the Subscribed Shares pursuant to this Subscription Agreement is subject to the Merger having occurred.

(b)	The obligation of TopCo to consummate the issuance and sale of the Subscribed Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of the Investor contained in this Subscription Agreement are true and correct (disregarding any "materiality" or "Investor Material Adverse Effect" (as defined below) or another similar materiality qualification set forth herein at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be so true and correct as of such specific date), unless any such representation and warranty not being true and correct has not had and would not reasonably be expected to have an Investor Material Adverse Effect, and consummation of the Closing shall constitute a reaffirmation and repetition by the Investor of each of the representations and warranties of the Investor contained in this Subscription Agreement as of the Closing Date and (ii) the obligations in relation to the First Transfer set forth in Schedule 1 shall have been performed, unless any breach of any of such obligations, covenants and agreements has not had and would not reasonably be expected to have an Investor Material Adverse Effect.

(c)	The obligation of the Investor to consummate the purchase of the Subscribed Shares pursuant to this Subscription Agreement shall be subject to the conditions that (i) all representations and warranties of SPAC, TopCo and the Company contained in this Subscription Agreement are true and correct in all material respects (other than representations and warranties that are qualified as to "materiality", "SPAC/TopCo Material Adverse Effect" (as defined below) or “Material Adverse Effect” (as defined below) or another similar materiality qualification set forth herein, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (unless they specifically speak as of an earlier date, in which case they shall be so true and correct as of such specific date), and consummation of the Closing shall constitute a reaffirmation and repetition by each of SPAC, TopCo and the Company of each of its representations and warranties contained in this Subscription Agreement as of the Closing Date, (ii) all obligations, covenants and agreements of SPAC, TopCo and the Company required by this Subscription Agreement to be performed by them at or prior to the Closing Date shall have been performed in all material respects; (iii) the First Payment shall have been paid to the Investor at Closing in accordance with Section 2(a)(i); and (iv) the completion of the Transaction shall occur concurrently with the Closing.

5.	Further Assurances

(a)	At or prior to the Closing Date, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary in order to consummate the subscription as contemplated by this Subscription Agreement.

(b)	Within 10 business days after each Transfer, TopCo and the Company shall procure STG to complete the registration procedures for the change of shareholders and shareholders’ shareholding as contemplated by such Transfer, and issuance of the updated business license of STG reflecting such Transfer, in each case, with SAMR, and provide the Investor with documents evidencing completion of such registration/filing procedures.

6.	SPAC, TopCo and company Representations and Warranties

Each of SPAC, with respect to the representations and warranties set forth below relating to SPAC, TopCo, with respect to the representations and warranties set forth below relating to TopCo, and the Company, with respect to the representations and warranties set forth below relating to the Company, represents and warrants to the Investor that:

(a)	SPAC is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands (to the extent such concept exists in such jurisdiction). SPAC has all the power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement. As of the Closing Date, following the Change of Legal Form, TopCo will be validly existing as a public limited liability company (naamloze vennootschap) under the laws of the Netherlands with all the power (corporate or otherwise) and authority to own, lease and operate its properties and conduct its business as currently contemplated to be conducted and to perform its obligations under this Subscription Agreement, and will be duly incorporated and in good standing under the laws of the Netherlands (to the extent such concept exists in such jurisdiction).

(b)	As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to the Investor in accordance with the terms of this Subscription Agreement, the Subscribed Shares will be validly issued, fully paid and non-assessable (which, under Dutch law, is interpreted to mean that a holder of a Share shall not by reason of merely being such a holder be subject to assessment or calls by TopCo or its creditors for further payment on such Share) free and clear of any liens, encumbrances or other restrictions (other than those arising under applicable securities laws), and will not have been issued in violation of or subject to any preemptive or similar rights created under TopCo's articles of association (statuten) as in effect at such time of issuance and as they will read following the Change of Legal Form, or other constituent documents of TopCo, by contract or under the laws of the Netherlands.

(c)	This Subscription Agreement has been duly authorized, executed and delivered by SPAC, TopCo and the Company and, assuming that this Subscription Agreement constitutes the legal, valid and binding agreement of the Investor, this Subscription Agreement constitutes the legal, valid and binding agreement of SPAC, TopCo and the Company and is enforceable against each of SPAC, TopCo and the Company in accordance with its terms, except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, or (ii) principles of equity, whether considered at law or equity.

(d)	The execution and delivery of, and the performance of the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares and the compliance by each of SPAC, TopCo and the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein does not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of SPAC, TopCo, the Company or the Company's subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which SPAC, TopCo, the Company or the Company's subsidiaries, as applicable, is a party or by which SPAC, TopCo, the Company or the Company's subsidiaries, as applicable, is bound or to which any of the property or assets of SPAC, TopCo, the Company or the Company's subsidiaries, as applicable, is subject that is or would reasonably be expected to have, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects, a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise), results of operations or prospects of SPAC and its subsidiaries, TopCo and its subsidiaries or the Company and its subsidiaries, in each case taken as a whole, or on the ability of SPAC, TopCo or the Company to consummate the the transactions contemplated under this Subscription Agreement (a "SPAC/TopCo Material Adverse Effect"), or to materially affect the validity of the Subscribed Shares or the legal authority of SPAC, TopCo or the Company to comply in all material respects with the terms of this Subscription Agreement; (ii) result in any violation of the provisions of the organizational or constituent documents of SPAC, TopCo, the Company or the Company's subsidiaries, as applicable; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over SPAC, TopCo, the Company or the Company's subsidiaries, as applicable, or any of their respective properties that would reasonably be expected to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect or materially affect the validity of the Subscribed Shares or the legal authority of SPAC, TopCo or the Company to comply in all material respects with the terms of this Subscription Agreement.

(e)	None of SPAC, TopCo and the Company is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the organizational documents of SPAC, TopCo or the Company, (ii) any loan or credit agreement, guarantee, note, bond, mortgage, indenture, lease or other agreement, permit, franchise or license to which, as of the date of this Subscription Agreement, SPAC, TopCo or the Company is a party or by which properties or assets of SPAC, TopCo or the Company are bound or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency, taxing authority or regulatory body, domestic or foreign, having jurisdiction over SPAC, TopCo or the Company or any of their properties, as applicable, except for defaults or violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect.

(f)	As of their respective dates, or, if amended, as of the date of such amendment, which shall be deemed to supersede such original filing, all forms, reports, statements, schedules, prospectuses, proxies, registration statements and other documents, if any (the "SEC Reports") filed by SPAC or TopCo with the U.S. Securities and Exchange Commission (the "SEC") on or prior to the Closing Date complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The (i) financial statements of SPAC, (ii) the combined financial information of the Company and its subsidiaries, and (iii) the pro forma financial information of the enlarged SPAC group as set out in the SEC Reports of TopCo, including (in each case) any notes thereto, as set out in the SEC Reports: (a) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing; (b) fairly present in all material respects the financial position of SPAC and its subsidiaries or the Company and its subsidiaries (as the case may be) as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments; (c) are prepared in accordance with IFRS applied on a consistent basis throughout the periods indicated (subject to, in the case of any unaudited financial statements, normal year end audit adjustments); and (d) in the case of any audited financial statements, are audited in accordance with IFRS and contain an unqualified report of the auditors of the relevant entity. A copy of each SEC Report is available to the Investor via the SEC's EDGAR system. There are no material outstanding or unresolved comments in comment letters received by SPAC or TopCo from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports.

(g)	Except as and to the extent set forth in the SEC Reports, SPAC, the Company and their respective subsidiaries do not have outstanding (i) any indebtedness or any commitments therefor, or (ii) any other liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities or obligations (A) incurred in the ordinary course of business consistent with past practice since December 31, 2022, (B) incurred pursuant to this Subscription Agreement or in connection with the Transaction, or (C) that would not, individually or in the aggregate, result in or reasonably be expected to result in a Material Adverse Effect. For the purpose of this Section 6 of this Subscription Agreement, “Material Adverse Effect” means any fact, event, circumstance, change, condition, occurrence or effect that, individually or in the aggregate with all other facts, events, circumstances, changes, conditions, occurrences and effects, is or would reasonably be expected to (x) have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, properties, results of operations or prospects of SPAC and its subsidiaries or the Company and its subsidiaries, in each case taken as a whole, (y) prevent the consummation of the transactions contemplated under this Subscription Agreement, or (z) have a material adverse effect on the ability of SPAC, TopCo or the Company to enter into and timely perform its obligations under this Subscription Agreement.

(h)	Since December 31, 2022, except as expressly contemplated by this Subscription Agreement, SPAC and its subsidiaries and the Company and its subsidiaries have conducted business in all material respects in the ordinary course and, without limiting the generality of the foregoing, there has not been (i) any Material Adverse Effect, (ii) any declaration, setting aside or payment of any dividend or other distribution in cash, stock, property or otherwise in respect of any such entity’s equity securities, or (iii) any redemption, repurchase or other acquisition of any equity securities.

(i)	Assuming the accuracy of the Investor's representations and warranties set forth in Section 7 of this Subscription Agreement, none of SPAC, TopCo and the Company is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other person in connection with the execution, delivery and performance by SPAC, TopCo or the Company of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares) and the consummation of the transactions contemplated herein other than (i) filings with the SEC, (ii) filings required by applicable securities laws, (iii) filings required in accordance with Section 13 of this Subscription Agreement, (iv) filings required by the NYSE, including with respect to obtaining approval of SPAC's shareholders, if applicable, (v) those filings required to consummate the Transaction as provided under the Business Combination Agreement and (vi) filings that the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect.

(j)	Except for such matters as have not had or would not be reasonably likely to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect, as of the date hereof, there is no (i) action, suit, claim or other proceeding, in each case by or before any governmental authority or self-regulatory organization pending, or, to the knowledge of SPAC or TopCo, as applicable, threatened against SPAC, TopCo or the Company, as applicable or (ii) judgment, decree, injunction, ruling or order of any court or other federal, state, local or other governmental authority, self-regulatory organization or arbitrator outstanding against SPAC, TopCo or the Company. Each of SPAC, TopCo and the Company has not received any written communication from any governmental authority or self-regulatory organization that alleges that SPAC, TopCo or the Company is not in compliance with any applicable law, rule, regulation or order, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a SPAC/TopCo Material Adverse Effect.

(k)	As of the date hereof and as of immediately prior to the consummation of the transactions contemplated by this Subscription Agreement and the Business Combination Agreement, the authorized capital stock of SPAC consists of (i) 200,000,000 Class A ordinary shares, (ii) 20,000,000 Class B ordinary shares and (iii) 2,000,000 preference shares, each with a par value of $0.0001 per share. As of the date of this Subscription Agreement, (A) 4,500,017 Class A ordinary shares of SPAC are issued and outstanding, (B) 5,625,000 Class B ordinary shares of SPAC are issued and outstanding (of which up to 2,812,500 Class B ordinary shares may be cancelled), (C) 21,000,000 warrants to purchase Class A ordinary shares of SPAC, with each such warrant exercisable for one whole Class A ordinary share at a price of $11.50 per share, are issued and outstanding and (D) no preference shares or shares of preferred stock are issued and outstanding. All (1) issued and outstanding Class A ordinary shares and Class B ordinary shares of SPAC have been duly authorized and validly issued, are fully paid and are non-assessable, free and clear of all liens or other restrictions (other than those arising under applicable securities laws) and are not subject to preemptive or other similar rights and (2) outstanding warrants have been duly authorized and validly issued and are not subject to preemptive or similar rights. Except as set forth above, the Business Combination Agreement and the other agreements and arrangements referred to therein or in the SEC Reports, as of the date hereof, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from SPAC any Class A ordinary shares, Class B ordinary shares or other equity interests in SPAC, or securities convertible into or exchangeable or exercisable for such equity interests. As of the date hereof, SPAC has no subsidiaries other than TopCo and Merger Sub and does not own, directly or indirectly, interests or investments (whether equity or debt) in any person, whether incorporated or unincorporated. There are no shareholder agreements, voting trusts or other agreements or understandings to which SPAC, TopCo or the Company is a party or by which it is bound relating to the voting of any securities of SPAC or TopCo, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Business Combination Agreement.

(l)	Immediately after the Closing and the consummation of the Transaction and assuming that none of the shareholders holding Class A ordinary shares of SPAC exercises its right to redeem any such Class A ordinary shares in accordance with the articles of association of SPAC as in effect on the date hereof: (i) immediately after the Closing and the consummation of the Transaction (x) a maximum of 39,800,000 Shares will be issued and outstanding (including 28,725,000 Shares to the shareholders of Gebr. Schmid GmbH and including the Shares subscribed for by the Investor in connection with this Agreement); and (y) 21,000,000 warrants to purchase Shares, with each such warrant exercisable for one Share at a price of $11.50 per Share, will be issued and outstanding; (ii) except as set forth in (i) above, immediately after the Closing and the consummation of the Transaction, there will be no other outstanding options, warrants or other rights to subscribe for, purchase or acquire any ordinary shares or other equity interests in TopCo, or securities convertible into or exchangeable or exercisable for such equity interests; and (iii) the Subscribed Shares shall constitute no less than 3.5% of the Shares (immediately after the Closing) and no less than 2.3% of the Shares (on a fully-diluted basis taking into account the maximum dilution from all warrants). The Company intends to implement a management incentive program which may grant additional shares of TopCo to management of TopCo after the consummation of the Transaction (such program has not yet been resolved by the Company). TopCo and SPAC have in addition agreed in an earn-out agreement to issue 2,500,000 TopCo Shares to Anette Schmid and Christian Schmid once the Shares reach a price of $15.00 per Share and an additional 2,500,000 TopCo Shares once the Shares reach a price of $18.00 per Share.

(m)	Immediately after the Closing and the consummation of the Transaction, TopCo shall directly own 100% of the issued shares of each of SPAC and the Company and TopCo shall (either directly or indirectly) own 83.9233% of the registered capital of STG (following the First Transfer). Immediately after the Closing and the consummation of the Transaction, TopCo will not have any direct subsidiaries other than SPAC and the Company.

(n)	As of the date hereof, the issued and outstanding Class A ordinary shares of SPAC are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol "PGSS" (it being understood that the trading symbol will be changed in connection with the Transaction). Except as disclosed in the SEC Reports, as of the date hereof, there is no suit, action, claim, proceeding or investigation pending or, to the knowledge of SPAC, threatened against SPAC by NYSE, the SEC or any other person, to prohibit or terminate the listing of SPAC's Class A ordinary shares on NYSE or to deregister the Class A ordinary shares under the Exchange Act. SPAC has taken no action that is designed to terminate the registration of the Class A ordinary shares under the Exchange Act. As soon as reasonably practicable following the consummation of the Transaction, the Shares will be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on NYSE, and at or before the consummation of the Closing, the Subscribed Shares will be approved for listing on the NYSE, subject to official notice of issuance.

(o)	Assuming the accuracy of the Investor's representations and warranties set forth in Section 7 of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares hereunder. The Subscribed Shares (i) were not offered by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws or in a manner that would otherwise adversely affect reliance by SPAC on Section 4(a)(2) of the Securities Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Subscribed Shares under the Securities Act.

(p)	None of SPAC, TopCo, the Company and their respective subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation, administration or winding up or failed to pay its debts when due, nor does SPAC, TopCo, the Company or any of their subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or seek to commence an administration.

(q)	There has been no action taken by SPAC, TopCo, the Company or, to the knowledge of SPAC or TopCo, as applicable, any officer, director, equityholder, manager, employee, agent or representative of SPAC, TopCo or the Company, in each case, acting on behalf of the SPAC, TopCo or the Company (as applicable), in violation of any applicable Anti-Corruption Laws (as herein defined), (i) none of SPAC, TopCo, the Company and, to the knowledge of SPAC or TopCo, their respective officers, directors, equityholders, managers, employees, agents and representatives has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a governmental authority for violation of any applicable Anti-Corruption Laws, (ii) none of SPAC, TopCo and the Company has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any governmental authority regarding any alleged act or omission arising under or relating to any noncompliance with any Anti-Corruption Laws and (iii) none of SPAC, TopCo and the Company has received any written notice or citation from a governmental authority for any actual or potential noncompliance with any applicable Anti-Corruption Laws. As used herein, "Anti-Corruption Laws" means any applicable laws relating to corruption and bribery, including the U.S. Foreign Corrupt Practices Act of 1977 (as amended), the UK Bribery Act 2010, and any similar law that prohibits bribery or corruption.

(r)	None of SPAC, TopCo, the Company nor any of their directors is (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or in any Executive Order issued by the President of the United States and administered by OFAC ("OFAC List") or a person or entity prohibited by any OFAC sanctions program, (ii) owned, directly or indirectly, or controlled by, or acting on behalf of, one or more persons that are named on the OFAC List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national or the government, including any political subdivision, agency or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the “Donetsk People’s Republic”, the “Luhansk People’s Republic” or any other country or territory embargoed or subject to substantial trade restrictions by the United States, (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Each of SPAC, TopCo and the Company agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that SPAC, TopCo or the Company, as applicable, is permitted to do so under applicable law. To the extent required, it maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against the OFAC sanctions programs, including the OFAC List.

(s)	TopCo is not, and immediately after issuance of the Subscribed Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(t)	None of SPAC, TopCo and the Company has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial advisor or other person to any broker's or finder's fee or any other commission or similar fee in connection with the transactions contemplated by this Subscription Agreement for which the undersigned Investor could become liable. None of SPAC, TopCo and the Company is aware of any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Subscribed Shares.

7.	Investor Representations and Warranties

The Investor represents and warrants to TopCo and SPAC that:

(a)	The Investor (i) is acquiring the Subscribed Shares only for his, her or its own account and not for the account of others, and (ii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or any securities laws of the United States or any other jurisdiction. The Investor is not an entity formed for the specific purpose of acquiring the Subscribed Shares. The Investor further acknowledges that it is aware that the sale to it is being made in reliance on a private placement exemption from registration under the Securities Act and is acquiring the Subscribed Shares for its own account or for an account over which it exercises sole discretion for another qualified institutional buyer or accredited investor.

(b)	The Investor acknowledges that the Subscribed Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act or any other applicable securities laws. The Investor acknowledges and agrees that the Subscribed Shares are being offered for resale in transactions not requiring registration under the Securities Act, and unless so registered, may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except in compliance with the registration requirements of the Securities Act or any other applicable securities laws, pursuant to any exemption therefrom or in a transaction not subject thereto. The Investor acknowledges that the Subscribed Shares will be subject to transfer restrictions under applicable securities laws and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time. The Investor acknowledges that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act until at least one year from the Closing Date. The Investor acknowledges and agrees that it has been advised to consult legal counsel and tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Subscribed Shares.

(c)	Assuming the accuracy of the representations and warranties in Section 6, the consummation of the transactions contemplated pursuant to this Subscription Agreement to which the Investor is a party does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Investor or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Investor or any of its subsidiaries is a party or by which the Investor or any of its subsidiaries is bound or to which any of the property or assets of the Investor is subject that would reasonably be expected to have a material adverse effect on the ability of the Investor to enter into and timely perform its obligations under this Subscription Agreement (an "Investor Material Adverse Effect"); (ii) result in any violation of the provisions of the organizational documents of Investor; or (iii) result in any violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Investor or any of its properties that would reasonably be expected to have an Investor Material Adverse Effect.

(d)	The Investor acknowledges and agrees that the Investor is purchasing the Subscribed Shares from TopCo. The Investor further acknowledges that there have been no representations or warranties on which the Investor may rely on in purchasing the Subscribed Shares made to the Investor by or on behalf of SPAC, TopCo, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, other than those representations or warranties, of SPAC, TopCo and the Company expressly set forth in Section 6 of this Subscription Agreement. The Investor understands that, save as otherwise set forth in the Registration Statement (as defined below) or any SEC Report, certain financial information (whether historical or in the form of financial forecasts or projections) of the SPAC and TopCo has been prepared and reviewed solely by the SPAC, TopCo and their respective officers, directors and employees, as applicable, and have not been reviewed by any outside party or certified or audited by an independent third-party auditor or audit firm.

(e)	The Investor does not have, as of the date hereof, and during the 30-day period immediately prior to the date hereof such Investor has not, and during the period beginning as of the date hereof until and including the date that is two trading days following the Closing such Investor will not have, entered into, any "put equivalent position" as such term is defined in Rule 16a-1 under the Exchange Act or short sale positions with respect to the securities of the SPAC.

(f)	The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary in order to make an investment decision with respect to the Subscribed Shares, including, with respect to SPAC, TopCo and the business of the Company and its direct and indirect subsidiaries. Without limiting the generality of the foregoing, the Investor acknowledges that he, she or it has reviewed, the SEC Reports and other information as the Investor have deemed necessary to make an investment decision with respect to the Subscribed Shares. However, neither any such inquiries, nor any due diligence investigation conducted by the Investor or any of the Investor's professional advisors nor anything else contained herein, shall modify, limit, or otherwise affect the Investor's right to rely on each of the representations and warranties of SPAC, TopCo and the Company contained in this Subscription Agreement. The Investor acknowledges and agrees that the Investor and the Investor's professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information from SPAC and TopCo as the Investor and such Investor's professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares.

(g)	The Investor became aware of this offering of the Subscribed Shares solely by means of direct contact between the Investor and SPAC, the Company or a representative of SPAC or the Company, and the Subscribed Shares were offered to the Investor solely by direct contact between the Investor and SPAC, the Company or a representative of SPAC or the Company. The Investor did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to the Investor, by any other means. The Investor acknowledges that the Subscribed Shares (i) were not offered to it by any form of general solicitation or general advertising, including methods described in section 502(c) of Regulation D under the Securities Act and (ii) to its knowledge, are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, SPAC, TopCo, the Company, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), other than the representations and warranties of SPAC, TopCo and the Company contained in Section 6 of this Subscription Agreement, in making its investment decision to invest in TopCo. The Investor acknowledges that certain information provided to the Investor was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(h)	The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares, including those set forth in the SEC Reports and the investor presentation provided by TopCo. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision. The Investor acknowledges that, except for representations and warranties of SPAC, TopCo and the Company set forth in Section 6 of this Subscription Agreement, neither SPAC nor the Company has provided any tax or financial advice or any other representation or guarantee regarding the tax or financial consequences of the transactions contemplated by this Subscription Agreement or the Transaction. The Investor is able to sustain a complete loss on its investment in the Subscribed Shares; and has no reason to anticipate any change in circumstances, financial or otherwise, which may cause or require any sale or distribution of all or any part of the Subscribed Shares in violation of applicable securities laws.

(i)	Alone, or together with any professional advisor(s), the Investor has adequately analyzed and considered the risks of an investment in the Subscribed Shares and, assuming the accuracy of representations and warranties set forth in Section 6 of this Subscription Agreement, determined that the Subscribed Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor's investment in TopCo. The Investor acknowledges specifically that a possibility of total loss exists.

(j)	In making its decision to purchase the Subscribed Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties expressly set forth in Section 6 of this Subscription Agreement. The Investor further acknowledges it has (i) had access to, and an adequate opportunity to review and understand the materials and information made available to it in connection with the acquisition of the Subscribed Shares, including financial and other information as it deems necessary to make its decision to purchase the Subscribed Shares, (ii) been offered the opportunity to ask questions of SPAC and received answers thereto, including on the financial information, as we deemed necessary in connection with its decision to purchase the Subscribed Shares and (ii) made its own assessment and satisfied itself concerning the relevant tax and other economic considerations relevant to its investment in the Subscribed Shares. The Investor represents and warrants it is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to its acquisition of the Subscribed Shares and the business, condition (financial and otherwise), management, operations, properties and prospects of the SPAC and TopCo, including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

(k)	The Investor acknowledges that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the Subscribed Shares and has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment.

(l)	The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.

(m)	The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, with power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(n)	The execution, delivery and performance by the Investor of this Subscription Agreement and the transactions contemplated herein are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and, if the Investor is not an individual, will not violate any provisions of the Investor's organizational documents, including, without limitation, its articles of incorporation, bylaws, indenture of trust or partnership or operating agreement, as may be applicable. The signature of the Investor on this Subscription Agreement is genuine, and the signatory, if the Investor is an individual, has legal competence and capacity to execute the same or, if the Investor is not an individual, the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the legal, valid and binding obligation of SPAC, TopCo and the Company, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(o)	The Investor is not (i) a person or entity named on the OFAC List or on any EU or United Nations sanctions list, or a person or entity subject to sanctions under any OFAC sanctions program, (ii) organized, resident or located in a country or region subject to comprehensive sanctions administered by OFAC, (iii) 50% or greater owned directly or indirectly or controlled by, or acting on behalf of, one or more persons that are described in clauses (i) or (ii) of this paragraph; (iv) a Designated national as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (v) a foreign shell bank (as defined at 31 CFR § 1010.605) or providing banking or correspondent account services directly or indirectly to a foreign shell bank (each, a "Prohibited Investor"). The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the Investor is permitted to do so under applicable law. If the Investor is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the "BSA"), as amended by the USA PATRIOT Act of 2001 (the "PATRIOT Act"), and its implementing regulations (collectively, the "BSA/PATRIOT Act"), the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure compliance with OFAC-administered sanctions programs, including for the screening of its investors against lists of sanctioned parties maintained by OFAC, including the OFAC List. To the extent required by applicable law, the Investor maintains policies and procedures reasonably designed to ensure that the funds held by the Investor and used to purchase the Subscribed Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(p)	The Investor is acquiring and will hold the Subscribed Shares "solely for the purpose of passive investment" (as such term is defined at 31 CFR § 800.243).

Nothing herein is intended to limit the Investor's ability, subject to compliance with applicable securities laws, to trade in securities of issuers who may be in the same, or a similar, sector as TopCo, the Company or the SPAC.

8.	Registration Rights

(a)	In the event that the Subscribed Shares are not registered in connection with the consummation of the Transaction, TopCo agrees that, within thirty (30) calendar days after the Closing Date (the "Filing Deadline"), it shall file with the SEC (at its sole cost and expense) a registration statement registering the resale of the Shares (including the Subscribed Shares) to the public (a "Registration Statement"), and it shall use its reasonable best efforts to have the Registration Statement declared effective by the SEC as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or ninety (90) calendar days after the filing thereof if the SEC notifies TopCo that it will "review" the Registration Statement) and (ii) ten (10) business days after TopCo is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be "reviewed" or will not be subject to further review (such date, the "Effectiveness Date"). If such Registration Statement fails to become effective within the period described in (i) or (ii) above (as the case may be), TopCo shall, within sixty (60) calendar days after the expiry of such period, file with the SEC (at its sole cost and expense) another Registration Statement registering the resale of the Subscribed Shares to the public, and it shall use its reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable after the filing thereof. Such filing and registration shall be repeated by TopCo every four (4) months until one or more Registration Statements with respect to all the Subscribed Shares have become effective or if the Investor has ceased to hold any Subscribed Shares. In connection with the foregoing, the Investor shall not be required to execute any lock up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Shares. TopCo agrees to cause such Registration Statement, or another shelf Registration Statement that includes the Subscribed Shares, to remain effective until the earliest of (x) the second anniversary of the effective date of the registration of the Subscribed Shares for resale to the public, (y) the date on which the Investor ceases to hold any Subscribed Shares, or (z) on the first date on which the Investor is able to sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 promulgated under the Securities Act ("Rule 144") within 90 days without limitation as to the amount or manner of sale of such securities that may be sold and without the requirement for TopCo to be in compliance with the current public information requirement under Rule 144 or pursuant to any other exemption from registration (the earliest of (x)-(z), the "End Date"). Prior to the End Date, TopCo shall use reasonable best efforts to qualify the Shares for listing on the applicable stock exchange. The Investor agrees to disclose its ownership to TopCo upon request to assist it in making the determination with respect to Rule 144 described in clause (z) above. TopCo may amend the Registration Statement so as to convert the Registration Statement to a Registration Statement on Form F-3 at such time after TopCo becomes eligible to use such Form F-3. The Investor acknowledges and agrees that TopCo may suspend the use of any such Registration Statement if it determines that in order for such Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act, provided that, (I) TopCo shall not so delay filing or so suspend the use of the Registration Statement for a period of more than ninety (90) consecutive days or more than a total of one hundred-twenty (120) calendar days, in each case, in any three hundred sixty (360) day period and (II) TopCo shall use reasonable best efforts to make such Registration Statement available for the sale by the Investor of such securities as soon as practicable thereafter. TopCo's obligations to include the Subscribed Shares (or shares issued in exchange therefor) for resale in the Registration Statement are contingent upon the Investor furnishing in writing to TopCo such information regarding the Investor, the securities of TopCo held by the Investor and the intended method of disposition of such Subscribed Shares, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by TopCo to effect the registration of such Subscribed Shares, and upon the Investor having executed such documents in connection with such registration as TopCo may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that the Investor shall not be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Subscribed Shares. Upon the request of the Investor, TopCo will provide a substantially complete draft of the Registration Statement to the Investor for review at least two (2) business days in advance of filing the Registration Statement. Notwithstanding the foregoing, if the SEC prevents TopCo from including any or all of the Shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Shares by the applicable shareholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted by the SEC. In such event, the number of Shares to be registered for each selling shareholder named in the Registration Statement shall be reduced pro rata among all such selling shareholders and as promptly as practicable after being permitted to register additional Shares under Rule 415 under the Securities Act, TopCo shall file a new Registration Statement to register such Shares not included in the initial Registration Statement and cause such Registration Statement to become effective as promptly as practicable consistent with the terms of this Section 7. Unless otherwise agreed in writing by the Investor, the Investor shall not be identified as a statutory underwriter in the Registration Statement unless requested from the staff of the SEC or another regulatory agency; provided, however, that if the SEC requests that the Investor be identified as a statutory underwriter in the Registration Statement, the Investor will have an opportunity to withdraw from the Registration Statement. For purposes of clarification, any failure by TopCo to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Date shall not otherwise relieve TopCo of its obligations to file or effect the Registration Statement set forth in this Section 7.

(b)	Prior to the End Date, TopCo shall advise the Investor within three (3) business days (at TopCo's expense): (i) when a Registration Statement or any post-effective amendment thereto has become effective; (ii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose; (iii) of the receipt by TopCo of any notification with respect to the suspension of the qualification of the Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading (provided that any such notice pursuant to this Section 7(b)(iv) shall solely provide that the use of the Registration Statement or prospectus has been suspended without setting forth the reason for such suspension). Notwithstanding anything to the contrary set forth herein, TopCo shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding TopCo other than to the extent that providing notice to the Investor of the occurrence of the events listed in (i) through (iv) above constitutes material, nonpublic information regarding TopCo. TopCo shall use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable. Upon the occurrence of any event contemplated in clauses (i) through (iv) above, except for such times as TopCo is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a registration statement, TopCo shall use its reasonable best efforts to as soon as reasonably practicable prepare a post-effective amendment to such registration statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Investor agrees that it will immediately discontinue offers and sales of the Shares using a Registration Statement until the Investor receives copies of a supplemental or amended prospectus that corrects the misstatement(s) or omission(s) referred to above in clause (iv) and receives notice that any post-effective amendment has become effective or unless otherwise notified by TopCo that it may resume such offers and sales. If so directed by TopCo, the Investor will deliver to TopCo or, in the Investor's sole discretion destroy, all copies of the prospectus covering the Shares in the Investor's possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Shares shall not apply (x) to the extent the Investor is required to retain a copy of such prospectus in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or in accordance with a bona fide pre-existing document retention policy or (y) to copies stored electronically on archival servers as a result of automatic data back-up.

(c)	TopCo shall use reasonable best efforts to file all reports necessary to enable the Investor to resell the Subscribed Shares pursuant to the Registration Statement. For as long as the Investor holds Subscribed Shares, TopCo shall use reasonable best efforts to file all reports necessary to enable the undersigned to resell the Subscribed Shares pursuant to Rule 144 of the Securities Act (when Rule 144 of the Securities Act becomes available to the Investor). In addition, in connection with any sale, assignment, transfer or other disposition of the Subscribed Shares by the Investor pursuant to Rule 144 or pursuant to any other exemption under the Securities Act such that the Subscribed Shares held by the Investor become freely tradable and upon compliance by the Investor with the requirements of this Subscription Agreement, if requested by the Investor, within three (3) trading days, TopCo shall have provided all documentation and instruction required for the transfer agent for the Subscribed Shares (the "Transfer Agent") to remove any restrictive legends related to the book entry account holding such Subscribed Shares, including without limitation, any volume and manner of sale restrictions, and make a new, unlegended entry for such book entry Subscribed Shares sold or disposed of without restrictive legends, provided that TopCo and the Transfer Agent have received from the Investor customary representations and other documentation reasonably requested by (and in form reasonably acceptable to) TopCo and the Transfer Agent in connection therewith. Subject to receipt from the Investor by TopCo and the Transfer Agent of customary representations and other documentation reasonably requested by (and in form reasonably acceptable to) TopCo and the Transfer Agent in connection therewith, if required by the Transfer Agent, TopCo shall cause its counsel to deliver an opinion, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act. The Investor may request that TopCo remove any legend from the book entry position evidencing its Subscribed Shares following the earliest of such time as such Subscribed Shares have been or are about to be sold or transferred (i) pursuant to an effective Registration Statement, (ii) pursuant to Rule 144, or (iii) under Rule 144(b)(1) or any successor provision without the requirement for TopCo to be in compliance with the current public information requirement under Rule 144 and without volume or manner-of-sale restrictions applicable to the sale or transfer of such Subscribed Shares. If restrictive legends are no longer required for such Subscribed Shares pursuant to the foregoing, TopCo shall, in accordance with the provisions of this section and within five (5) trading days of any request therefor from the Investor accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry Subscribed Shares. TopCo shall be responsible for the fees of its Transfer Agent and all DTC fees associated with such issuance.

(d)	If TopCo proposes to register for its own account any of its Shares, or for the account of any holder of Shares (other than the Investor) any of such holder’s Shares, TopCo shall promptly give the Investor written notice of such proposed registration and, subject to TopCo’s obligations under the registration rights agreement to be dated on or around the Closing between TopCo and certain holders of Shares, upon the written request of the Investor given within fifteen (15) calendar days after delivery of such notice, TopCo shall use its reasonable best efforts to include in such registration a pro rata number of the Subscribed Shares based on the number of Shares held by the holder of Shares which would participate in such registration.

(e)	Indemnification

(i)	TopCo agrees to indemnify and hold harmless, to the extent permitted by law, the Investor, its directors, officers, stockholders, partners, employees, agents, and each person who controls the Investor (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Investor (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including, without limitation, any reasonable and documented outside attorneys' fees and expenses incurred in connection with defending or investigating any such action or claim) that are caused by or arise out of any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or supplement thereto, in light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information regarding the Investor furnished in writing to TopCo by or on behalf of the Investor expressly for use therein.

(ii)	The Investor agrees, severally and not jointly with any person that is a party to any other subscription agreements with other investors in TopCo, to indemnify and hold harmless, to the extent permitted by law, TopCo, its directors, officers, stockholders, partners, employees, agents and each person who controls TopCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and reasonable and documented out of pocket costs and expenses (including, without limitation, reasonable and documented outside attorneys' fees) resulting from any untrue or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, or supplement thereto, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in (or not contained in, in the case of an omission) any information regarding the Investor so furnished in writing to TopCo by the Investor expressly for use therein. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Subscribed Shares giving rise to such indemnification obligation.

(iii)	Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to (or is not entitled to) assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)	The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, stockholder, partner employee, agent, representative, advisor, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares.

(v)	If the indemnification provided under this Section 8(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, costs and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party's and indemnified party's relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in this Section 7(d), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 8(d) from any person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of the Investor be greater in amount than the dollar amount of the net proceeds received by the Investor upon the sale of the Subscribed Shares giving rise to such contribution obligation.

9.	Termination

This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, (x) upon the earliest to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms without being consummated, (b) the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) SPAC's and TopCo's notification to the Investor in writing that it has, with the prior written consent of the Company, abandoned its plans to move forward with the Transaction and terminated the Investor's obligations with respect to the subscription without the delivery of the Subscribed Shares having occurred, (d) 15 business days after the Termination Date (as defined in the Business Combination Agreement as in effect on the date hereof), if the Closing has not occurred by such date other than as a result of a breach of Investor's obligations hereunder, or (y) if any of the conditions to Closing set forth in Section 4 of this Subscription Agreement are (i) not satisfied or waived on or prior to the Termination Date (as defined in the Business Combination Agreement as in effect on the date hereof) and (ii) not capable of being satisfied on or prior to such date (the termination events described in clauses (x) and (y) above, collectively, the "Termination Events"); provided that nothing herein will relieve any party from liability for any material breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such material breach. SPAC shall notify the Investor in writing of the termination of the Business Combination Agreement promptly after the termination of such agreement.

10.	Trust Account

The Investor acknowledges that SPAC is a blank check company with the powers and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving SPAC and one or more businesses or assets. The Investor further acknowledges that, as described in SPAC's prospectus relating to its initial public offering dated October 21, 2021 (the "Prospectus") available at www.sec.gov, substantially all of SPAC's assets consist of the cash proceeds of SPAC's initial public offering and private placement of its securities, and substantially all of those proceeds have been deposited in a trust account (the "Trust Account") for the benefit of SPAC, its public shareholders and the underwriters of SPAC's initial public offering. Except with respect to interest earned on the funds held in the Trust Account that may be released to SPAC to pay its tax obligations and to fund certain of its working capital requirements, the cash in the Trust Account may be disbursed only for the purposes set forth in the Prospectus.

11.	Miscellaneous

(a)	Neither this Subscription Agreement nor any rights that may accrue to the parties hereunder (other than the Subscribed Shares, if any) may be transferred or assigned without the prior written consent of each of the other parties hereto; provided that, upon written notice to SPAC and TopCo, (i) this Subscription Agreement and any of the Investor's rights and obligations hereunder may be assigned to an affiliate or any fund or account advised or managed by the Investor or the same investment manager or investment advisor as the Investor or by an affiliate (as defined in Rule 12b-2 of the Exchange Act) of such investment manager or investment advisor without the prior consent of the other parties hereto and (ii) the Investor's rights under Section 8 may be assigned to an assignee or transferee of the Subscribed Shares; provided, further, that prior to such assignment any such assignee shall agree in writing to be bound by the terms hereof; provided, that no such assignment shall relieve the Investor of its obligations hereunder if any such assignee fails to perform such obligations.

(b)	SPAC and TopCo may request from the Investor such additional information as SPAC or TopCo may reasonably deem necessary to register the resale of the Subscribed Shares and evaluate the eligibility of the Investor to acquire the Subscribed Shares, and the Investor shall as promptly as reasonably practicable provide such information as may reasonably be requested to the extent readily available and to the extent consistent with the Investor's internal policies and procedures; provided that, each of SPAC and TopCo agree to keep any such information provided by the Investor confidential except (i) as required by applicable federal securities laws or pursuant to a request by competent regulatory authorities or (ii) to the extent such disclosure is required by law, at the request of the staff of the SEC or regulatory agency or under the applicable regulations of any national securities exchange on which SPAC's or TopCo's securities are listed for trading. The Investor acknowledges and agrees that if it does not provide TopCo with such requested information, TopCo may not be able to register the Subscribed Shares for resale pursuant to Section 8 hereof. The Investor acknowledges that SPAC and TopCo may file a form of this Subscription Agreement that does not identify the Investor with the SEC as an exhibit to a periodic report or a registration statement of SPAC or TopCo.

(c)	The Investor acknowledges that SPAC, TopCo and the Company will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, each party hereto agrees to promptly notify the other parties hereto if any of their respective acknowledgments, understandings, agreements, representations and warranties set forth in Section 6 or Section 7, as applicable, above are no longer accurate in any material respect (other than those acknowledgments, understandings, agreements, representations and warranties qualified by materiality, in which case such party shall notify the other parties hereto if they are no longer accurate in any respect). Each party hereto acknowledges and agrees that the purchase by the Investor of Subscribed Shares from TopCo will constitute a reaffirmation of the Investor's acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by the Investor as of the time of such purchase.

(d)	SPAC, TopCo, and the Company are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11(d) shall not give the Company any rights other than those expressly set forth herein and, without limiting the generality of the foregoing and for the avoidance of doubt, in no event shall the Company be entitled to rely on any of the representations and warranties of SPAC and TopCo set forth in this Subscription Agreement. The Investor is entitled to rely upon this Subscription Agreement and is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby; provided, however, that the foregoing clause of this Section 11(d) shall not give the Investor any rights other than those expressly set forth herein.

(e)	The Investor hereby acknowledges and agrees that from the date of this Subscription Agreement until the Closing (or the earlier termination of this Subscription Agreement in accordance with its terms), it will not, nor will any person acting at the Investor's direction or pursuant to any understanding with Investor (including Investor's controlled affiliates), directly or indirectly, offer, sell, pledge, contract to sell, sell any option in, or engage in hedging activities or execute any Short Sales with respect to, any Subscribed Shares or any securities of SPAC or any instrument exchangeable for or convertible into any Shares or any securities of SPAC. For the purposes hereof, "Short Sales" shall include, without limitation, all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), including through non-U.S. broker dealers or foreign regulated brokers. The Investor acknowledges its obligations under the U.S. federal securities laws, including with respect to any applicable restrictions on trading in the Subscribed Shares or any securities of SPAC. For the avoidance of doubt, this Section 11(e) shall not apply to any sale (including the exercise of any redemption right) of securities of SPAC (x) held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement or (y) purchased by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement. Notwithstanding the foregoing, (i) nothing herein shall prohibit any entities under common management with the Investor that have no knowledge of this Subscription Agreement or of the Investor's participation in the transactions contemplated hereby (including the Investor's controlled affiliates or other affiliates) from entering into any Short Sales; (ii) in the case of an Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor's assets and the portfolio managers have no knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor's assets, this Section 11(e) shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Subscribed Shares.

(f)	All of the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing until the expiry of the applicable statute of limitations. For the avoidance of doubt, unless this Agreement has been terminated prior to Closing, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transaction and remain in full force and effect until the expiry of the applicable statute of limitations.

(g)	This Subscription Agreement may not be amended, modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto, provided, however, that no modification or waiver by SPAC or TopCo of the provisions of this Subscription Agreement shall be effective without the prior written consent of the Company (other than modifications or waivers that are solely ministerial in nature or otherwise immaterial and do not affect any economic or any other material term of this Subscription Agreement). No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(h)	This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof. Except as set forth in Section 8(d), and Section 12 with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third-party beneficiaries of this Subscription Agreement with right of enforcement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(i)	Except as otherwise expressly provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(j)	Where any obligation, warranty or undertaking in this Subscription Agreement is expressed to be made, undertaken or given by SPAC or TopCo, SPAC, TopCo and the Company shall jointly and severally (i) be liable for and make such obligation, warranty or undertaking and (ii) be liable for the obligations of each other under this Subscription Agreement.

(k)	If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(l)	This Subscription Agreement may be executed in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(m)	The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(n)	This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters (including any action, suit, litigation, arbitration, mediation, claim, charge, complaint, inquiry, proceeding, hearing, audit, investigation or reviews by or before any governmental entity related hereto), including matters of validity, construction, effect, performance and remedies.

(o)	Each party hereto hereby, and any person asserting rights as a third-party beneficiary may do so only if it, irrevocably agrees that any action, suit or proceeding between or among the parties hereto, whether arising in contract, tort or otherwise, arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Subscription Agreement or any related document or any of the transactions contemplated hereby or thereby ("Legal Dispute") shall be brought only to the exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan in the City of New York, New York, or the United States District Court for the Southern District of New York, and each party hereto hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum. During the period a Legal Dispute that is filed in accordance with this Section 11(o) is pending before a court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such court. Each party hereto and any person asserting rights as a third-party beneficiary may do so only if it hereby waives, and shall not assert as a defense in any Legal Dispute, that (a) such party is not personally subject to the jurisdiction of the above named courts for any reason, (b) such action, suit or proceeding may not be brought or is not maintainable in such court, (c) such party's property is exempt or immune from execution, (d) such action, suit or proceeding is brought in an inconvenient forum, or (e) the venue of such action, suit or proceeding is improper. A final judgment in any action, suit or proceeding described in this Section 11(o) following the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable laws. EACH OF THE PARTIES HERETO AND ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY MAY DO SO ONLY IF IT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIMS OR COUNTERCLAIMS ASSERTED IN ANY LEGAL DISPUTE RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM RELATING THERETO. IF THE SUBJECT MATTER OF ANY SUCH LEGAL DISPUTE IS ONE IN WHICH THE WAIVER OF JURY TRIAL IS PROHIBITED, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL ASSERT IN SUCH LEGAL DISPUTE A NONCOMPULSORY COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. FURTHERMORE, NO PARTY HERETO NOR ANY PERSON ASSERTING RIGHTS AS A THIRD-PARTY BENEFICIARY SHALL SEEK TO CONSOLIDATE ANY SUCH LEGAL DISPUTE WITH A SEPARATE ACTION OR OTHER LEGAL PROCEEDING IN WHICH A JURY TRIAL CANNOT BE WAIVED.

(p)	Any notice or communication required or permitted hereunder to be given to a party hereto shall be in writing and either delivered personally, emailed or sent by overnight mail via a reputable overnight carrier to such address(es) or email address(es) set forth on the signature page hereto, and shall be deemed to be given and received (i) when so delivered personally, or (ii) when sent, with no mail undeliverable or other rejection notice, if sent by email.

12.	Non-Reliance and Exculpation

The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation, warranty or other information made or provided by any person, firm or corporation, other than the statements, representations and warranties of SPAC, TopCo and the Company expressly contained in Section 6 of this Subscription Agreement, in making its investment or decision to invest in TopCo. For purposes of this Subscription Agreement, "Non-Party Affiliates" means each former, current or future officer, director, employee, partner, member, manager, direct or indirect equityholder or affiliate of SPAC, TopCo, the Company or any of SPAC's, TopCo's or the Company's respective controlled affiliates or any family member of the foregoing.

13.	Disclosure

SPAC shall, by 9:00 a.m., New York City time, or as soon as reasonably possible thereafter, on the first (1st) business day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the SEC a Current Report on Form 8-K (collectively, the "Disclosure Document") disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transaction and any other material, nonpublic information that SPAC has provided to the Investor at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the knowledge of SPAC, the Investor shall not be in possession of any material, non-public information received from SPAC or any of its officers, directors, or employees or agents, and the Investor shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral, with SPAC relating to the transactions contemplated by this Subscription Agreement. Notwithstanding anything in this Subscription Agreement to the contrary, neither TopCo nor SPAC shall publicly disclose the name of the Investor, its investment advisor or any of their respective affiliates or advisers, or include the name of the Investor, its investment advisor or any of their respective affiliates or advisers in any press release or in any filing with the SEC or any regulatory agency or trading market, in each case, without the prior written consent of the Investor, except (i) as required by applicable federal securities laws or pursuant to a request by competent regulatory authorities, (ii) to the extent such disclosure is required by applicable law, at the request of the staff of the SEC or regulatory agency or under the applicable regulations of any national securities exchange on which SPAC's and/or TopCo's securities are listed for trading or (iii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 13.

14.	Short Form SPA

The parties hereto acknowledge that the Short Form SPA (as defined in Schedule 1) is for the purpose of filings with tax and other relevant governmental authorities. In the event of any inconsistencies between this Subscription Agreement and any Short Form SPA, the terms of this Subscription Agreement shall prevail as between any parties.

[SIGNATURE PAGES FOLLOW]

Schedule 1

Closing Obligations in respect of the Transfers

A.	Investor’s Obligations

At the closing of each of the Transfers, the Investor shall execute and/or deliver and/or make available to TopCo:

(a)	a copy of the resolutions of the shareholders of STG approving such Transfer executed by the Investor; provided that a reasonable form has been provided to the Investor no later than five (5) business days in advance of Closing;

(b)	a copy of the resolutions of the board of directors of STG approving such Transfer executed by the directors of STG appointed by the Investor; provided that a reasonable form has been provided to the Investor no later than five (5) business days in advance of Closing; and

(c)	a copy of the short form share transfer agreement in a form agreed between the parties hereto (the “Short Form SPA”) (or if no such form is agreed, a reasonable form prepared by the Investor) executed by the Investor in relation to such Transfer.

B.	TopCo’s and Company’s Obligations

1	At Closing, TopCo or the Company shall deliver or make available to the Investor:

(a)	a copy of the waiver of the pre-emptive rights in respect of the STG Shares executed by the Company;

(b)	a copy of the resolutions of the shareholders of STG approving the First Transfer executed by the Company;

(c)	a copy of the resolutions of the board of directors of STG approving the First Transfer executed by the directors of STG appointed by the Company;

(d)	a copy of the Short Form SPA in relation to the First Transfer executed by the TopCo; and

(e)	a copy of the updated shareholders’ register of STG reflecting the First Transfer.

2	At the closing of the Second Transfer, TopCo or the Company shall deliver or make available to the Investor:

(a)	a copy of the resolutions of the shareholders of STG approving the Second Transfer executed by each of the Company and TopCo;

(b)	a copy of the resolutions of the board of directors of STG approving the Second Transfer executed by the directors of STG appointed by the Company or TopCo;

(c)	a copy of the Short Form SPA in relation to the Second Transfer executed by the TopCo; and

(d)	a copy of the updated shareholders’ register of STG reflecting the Second Transfer.

3	At the closing of the Third Transfer, TopCo or the Company shall deliver or make available to the Investor:

(a)	a copy of the resolutions of the shareholders of STG approving the Third Transfer executed by each of the Company and TopCo;

(b)	a copy of the resolutions of the board of directors of STG approving the Third Transfer executed by the directors of STG appointed by the Company or TopCo;

(c)	a copy of the Short Form SPA in relation to the Third Transfer executed by the TopCo; and

(d)	a copy of the updated shareholders’ register of STG reflecting the Third Transfer.

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:		State/Country of Formation or Domicile:

By:	/s/ Mak Tszming

Name:

Title:

Date: __________, 2024

Business Address-Street:

City, Zip:

Attn:		Attn:

IN WITNESS WHEREOF, SPAC, TopCo and the Company have accepted this Subscription Agreement as of the date set forth below.

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:	/s/ F. Jeremey Mistry
Name:
Title:

Date: __________, 2024

Address:

Email address:

Attn:

PEGASUS TOPCO B.V.

By:	/s/ Stefan Berger
Name:
Title:

Date: __________, 2024

Address:

Email address:

Attn:

GEBR. SCHMID GMBH

By:	/s/ Christian Schmid	/s/ Anette Schmid
Name:
Title:

Date: __________, 2024

Address:

Email address:

Attn: